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                                                                     EXHIBIT F-1



Preliminary Opinion of Counsel




General Offices: Tel: (517) 788-2151
212 West Michigan Avenue Fax: (517) 788-0768
Jackson, MI 49201 e-Mail Address:
damikelonis@cmsenergy.com





DAVID A. MIKELONIS
Senior Vice President
and General Counsel





                                                                  March 22, 2001



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Re: CMS Energy Company Corporation -- Preliminary Opinion of Counsel File No. 70-9843



Ladies and Gentlemen:


     I am General Counsel for Consumers Energy Company ("Consumers"), a Michigan corporation and a wholly-owned subsidiary of CMS Energy Corporation ("CMS Energy"). In my capacity, I am familiar with the transactions proposed by CMS Energy and described in CMS Energy's Application/Declaration on Form U-1, as amended (the "Application/Declaration") filed on January 30, 2001, with the Securities and Exchange Commission ("the Commission") under the Public Utility Holding Company Act of 1935 (the "Act") in the above-referenced File requesting an order of the Commission under the Act approving the indirect acquisition by CMS Energy of all the voting securities of Michigan Electric Transmission Company ("Michigan Transco"), and granting such other authorization as may be necessary in connection therewith. Such acquisition is to be effected through the transactions described in the Application/Declaration (the "Transfer Transaction"). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Application/Declaration.


     In rendering this opinion, I have examined and relied upon a copy of the Application/Declaration. I have also examined, or have arranged for the examination by an attorney or attorneys under my general supervision, originals, or copies of originals certified to my satisfaction, of such agreements, documents, certificates and other statements of governmental officials and other instruments, and have examined such questions of law and have satisfied myself as to such matters of fact as I have considered relevant and necessary as a basis for this opinion. I have assumed the authenticity of all documents submitted to me as originals, the genuineness of all signatures, the legal capacity of all natural persons and the conformity with the original documents of any copies thereof submitted to me for examination.



     Based on the foregoing, it is my opinion that:


         Michigan Transco is duly incorporated and validly existing under the laws of the State of Michigan; and the securities issued by Michigan Transco will be validly issued, fully paid and

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         non-assessable, and Consumers as the holder of the securities will be entitled to the rights and privileges appertaining thereto set forth in the Articles of Incorporation of Michigan Transco,



     2. Assuming the transaction is accomplished as described in the Application/Declaration: (i) all laws of the State of Michigan applicable to the transaction will have been complied with, (ii) CMS Energy, through its ownership of all of the common stock of Consumers, will legally acquire all of the issued and outstanding voting securities of Michigan Transco, (iii) the consummation of the Transfer Transaction proposed in the Application/Declaration will not violate the legal rights of the holders of any securities issued by CMS Energy or any associate company



     For purposes of this opinion, I have assumed that there will be no changes in the laws currently applicable to Consumers, CMS Energy or Michigan Transco and that such laws will be the only laws applicable to the Consumers, CMS Energy or Michigan Transco.


     I am a member of the bar of the State of Michigan and I express no opinion as to the laws of any jurisdiction other than the State of Michigan and the federal law of the United States of America.

     I hereby consent to the filing of this opinion as an exhibit to the Application/Declaration. This opinion letter may not be used for any other purpose or relied on by or furnished to any other party without my prior written consent.


                                                         Very truly yours,


                                                         /s/ David A. Mikelonis